SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

February 10, 2009
Date of Report (Date of earliest event reported)

Hotel Outsource Management International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6719	13-4167393
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

80 Wall Street, Suite 815, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

212-344-1600
Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Item 2.01- Completion of Acquisition or Disposition of Assets

On February 10, 2009, Remstone Limited, which is a wholly owned subsidiary of HOMI Israel Ltd., which in turn is a wholly owned subsidiary of Hotel Outsource Management International, Inc., completed a transaction pursuant to which Remstone sold its interest in the company previously known as HOMI South Africa (Pty) Limited to Clevo Corporation S.A., a Panama corporation. The purchase price was $205,000. Pursuant to the closing documents, the transaction is effective as of January 28, 2009. In the context of this transaction, HOMI South Africa (Pty) Limited has changed its name to “International Hotel Outsource Service and Technology (Pty) Ltd,” and that company is no longer affiliated with  Hotel Outsource Management International, Inc., either directly or indirectly.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

February 11, 2009		Hotel Outsource Management International, Inc.

	By:	/s/ Jacob Ronnel
	Name:	Jacob Ronnel
	Title:	Chief Executive Officer